UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 30, 2010

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Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

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Maryland	333-150612	26-1812865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01          Entry into a Material Definitive Agreement.

On April 30, 2010, in connection with the proposed acquisition by Moody National REIT I, Inc. (the “Company”) of an indirect interest in a hotel property located at 6096 Barfield Road, Atlanta Georgia, 30328, commonly known as the Residence Inn by Marriot Perimeter Center (the “Property”), the Company, directly and indirectly through its subsidiaries, entered into the transactions described herein.

Joint Venture Investment

On April 30, 2010, Moody National Perimeter REIT JV Member, LLC (the “Company JV Member”), a wholly-owned subsidiary of Moody National Operating Partnership I, L.P., the Company’s operating partnership, and Moody National RI Perimeter TO, LLC (the “Moody JV Member”), a limited liability company  wholly owned by Brett C. Moody, the Company’s chairman and chief executive officer, entered into the limited liability company operating agreement (the “Joint Venture Agreement”) of Moody National RI Perimeter JV, LLC (the “Joint Venture”). As of April 30, 2010, the Moody JV Member had made initial capital contributions to the Joint Venture in the amount of $153,750 and the Company JV Member had made initial capital contributions to the Joint Venture in the amount of $461,250, representing a 25% and 75% membership interest in the Joint Venture, respectively.  The Company JV Member’s initial capital contribution was funded pursuant to a promissory note in favor of the Moody JV Member, described under Item 2.03 of this Current Report on Form 8-K.

The Joint Venture Agreement provides that the Company JV Member will first receive a 10% per annum, cumulative, non-compounded return on its unreturned capital contributions from distributions of cash from operations.  Next, the Moody JV Member will receive a 10% per annum, cumulative, non-compounded return on its unreturned capital contributions from distributions of cash from operations, after which each member of the Joint Venture will receive distributions of cash from operations in accordance with their membership interests.  Upon a distribution of capital proceeds or a liquidation of the Joint Venture, the Company JV Member is first entitled to a return of capital plus a 10% per annum, cumulative, non-compounded return on its unreturned capital contributions.  Next, the Moody JV Member is entitled to a return of capital plus a 10% per annum, cumulative, non-compounded return on its unreturned capital contributions upon a distribution of capital proceeds or a liquidation of the Joint Venture, after which each member of the Joint Venture will receive such distributions in accordance with their respective membership interests.

Proposed Property Acquisition

On April 30, 2010, Moody National RI Perimeter Holding, LLC, a wholly-owned subsidiary of the Joint Venture (“Property Owner”), agreed to acquire fee simple title to the Property by purchasing the interests in the Property held by the Property’s twenty-seven tenant-in-common owners (collectively, the “Seller”) pursuant to an Agreement of Purchase and Sale and Escrow Agreement (the “Purchase Agreement”) for an aggregate purchase price of $7,350,000, including the assumption of $5,000,000 of indebtedness on the Property, in addition to closing costs and transfer taxes to be paid by the Property Owner. Pursuant to the Purchase Agreement, Property Owner will pay approximately $2,350,000 in cash (inclusive of the Nonrefundable Deposit, as defined below)(the “Cash Payment”) to the Seller on or before May 21, 2010, which date may be extended by the Seller, in the Seller’s sole discretion, up to the May 31, 2010 (the “Closing Date”). Prior to the date of the Purchase Agreement, Property Owner made a nonrefundable payment in the amount of $100,000 to the Seller (the “Nonrefundable Deposit”) and a nonrefundable payment in the amount of $10,000 to a third party for legal and consulting fees incurred by the Seller. On or before the Closing Date, the Property Owner will also make an additional nonrefundable payment in the amount of $115,000 to a third party in payment for legal and consulting fees incurred by the Seller. The Purchase Agreement provides for a mutual release between Property Owner and Seller and their respective affiliates from any and all claims, including, among others, any claims relating to the operation or sale of the Property.

The purchase price of the Property will be funded by additional capital contributions to the Joint Venture from the Company JV Member and the Moody JV Member. On or before the Closing Date, the Company JV Member and the Moody JV Member intend to make additional capital contributions (“Follow-On Contributions”) to the Joint Venture in amounts sufficient to fund the Cash Payment and other fees and expenses incurred in connection with the acquisition of the Property. Pursuant to the Joint Venture Agreement, in the event that the Company JV Member fails or is unable to make all or some of its Follow-On Contribution, the Moody JV Member may contribute the required funds owed by Company JV Member, in addition to the Moody JV Member’s Follow-On Contribution, and the Company JV Member’s and the Moody JV Member’s respective membership interests in the Joint Venture will be adjusted accordingly.

The Company JV Member’s payment of its Follow-On Contribution is contingent upon a number of factors, including (1) the sale of the minimum amount of $2,000,000 in shares of the Company’s common stock required to release offering proceeds from escrow in accordance with the terms of the Company’s initial public offering; (2) the sale of a sufficient number of shares of the Company’s common stock in its public offering to fund the Company JV Member’s Follow-On Contribution; and (3) the satisfaction of all conditions and consents relating to the acquisition of the Property, including, without limitation, the final negotiation and agreement regarding the assumption by Property Owner of the outstanding indebtedness on the Property. In connection with the proposed assumption of the outstanding indebtedness on the Property, Property Owner has deposited the sum of $400,000 into an account held by Citicorp North America, Inc., the lender of the indebtedness on the Property, in order to fund the completion of certain replacements, renovations, refurbishments, additions and similar work at the Property when and as required by Residence Inn by Marriott LLC, the manager of the Property (“Marriott”).

In connection with the proposed acquisition of the Property, the Company has formed a taxable REIT subsidiary, Moody National RI Perimeter MT, Inc. (the “Company TRS”), in which the Company JV Member owns 75% of the outstanding shares and Brett C. Moody owns 25% of the outstanding shares. Upon the closing of the acquisition of the Property, Moody National RI Perimeter Master Tenant, LLC, a wholly-owned subsidiary of the Company TRS (“Master Tenant”), and Moody National RI Perimeter MT, LLC, an affiliate of the Company’s sponsor (“Assignor”), intend to enter into an Assignment and Assumption of Management Agreement pursuant to which Assignor will assign to Master Tenant all of Assignor’s right, title and interest in and to the Management Agreement by and between Assignor and Marriott (the “Management Agreement”), and Master Tenant will assume the rights and obligations of Assignor with respect to the Management Agreement. In addition, upon the closing of the acquisition of the Property, Property Owner and Master Tenant intend to enter into an operating lease agreement pursuant to which Property Owner will lease the Property to the Master Tenant.

  Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company JV Member’s initial capital contribution to the Joint Venture was funded pursuant to a promissory note in favor of Moody JV Member in the aggregate principal amount of $461,250 (the “Company Promissory Note”). The entire principal amount of the Company Promissory Note and all accrued and unpaid interest thereon is due and payable in full on the date of the closing of the acquisition of the Property by Property Owner, which closing will take place no later than May 31, 2010 (the “Maturity Date”).  The unpaid principal amount of the Company Promissory Note bears interest at a rate of 1.25% per annum.  In the event that the entire principal amount of the Company Promissory Note and all accrued and unpaid interest thereon is not paid in full by the Company JV Member by the Maturity Date, the Company JV Member will transfer all of its membership interest in the Joint Venture to the Moody JV Member in exchange for the cancellation of the Company Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: May 6, 2010	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President